Exhibit 10.4.2

CANCELLATION AGREEMENT

This CANCELLATION AGREEMENT (this “Agreement”) is dated as of March 13, 2015 and is entered into by Ruthigen, Inc., a Delaware corporation (the “Company”), and Hojabr Alimi (the “Participant”). Terms used in this Agreement with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Ruthigen, Inc. 2013 Employee, Director, and Consultant Equity Incentive Plan (the “Plan”).

WHEREAS, the Company previously granted the Participant the number of restricted stock units (“RSUs”) set forth on Exhibit A hereto (collectively, the “Outstanding RSUs”), subject to the terms and conditions of the Plan and of the applicable Restricted Stock Unit Award Grant Notice for Employees, Directors, and Consultants (each, a “RSU Grant Notice”) and the Restricted Stock Unit Agreement – Incorporated Terms and Conditions (each, an “RSU Agreement,” together with each RSU Grant Notice referred to herein as, the “RSU Award Agreements”);

WHEREAS, the Company previously granted the Participant the number of stock options (“Options”) set forth on Exhibit A hereto (collectively, the “Outstanding Options,” together with the Outstanding RSUs referred to herein as, the “Outstanding Awards”), subject to the terms and conditions of the Plan and of the applicable Stock Option Grant Notice (each, an “Option Grant Notice”) and the Stock Option Agreement – Incorporated Terms and Conditions (each, an “Option Agreement,” together with each Option Grant Notice referred to herein as, the “Option Award Agreements,” and the Option Award Agreements together with the RSU Award Agreements referred to herein as, the “Award Agreements”);

WHEREAS, pursuant to an Agreement and Plan of Merger between the Company and Pulmatrix Inc. (“Pulmatrix), Ruthigen Merger Corp, a wholly-owned subsidiary of the Company, will merge with and into Pulmatrix, with Pulmatrix as the surviving corporation (the “Merger”); and

WHEREAS, in connection with the Merger, the Company and the Participant desire to cancel all of the Participant’s Outstanding Awards, effective as of the date the Merger becomes effective (the “Effective Time”), so that on and after the Effective Time, the Outstanding Awards and the Award Agreements shall be cancelled and of no further effect.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

CANCELLATION OF AWARDS

1.1           Cancellation of Awards. In exchange for the consideration described in Section 1.2 below, the Participant hereby agrees that the Award Agreements and the Outstanding Awards granted thereunder shall be cancelled, terminated, and of no further force or effect, effective as of the Effective Time, and that neither the Company nor the Participant shall have any further rights or obligations with respect to the Outstanding Awards, the Award Agreements, or with respect to any Common Stock of the Company that could have been received upon settlement of the Outstanding Awards under the Award Agreements.

1.2           Payment. In exchange for the Participant’s agreement to cancel the Outstanding Awards, the Award Agreements, and any other rights, obligations, and liabilities of the Company granting the Participant the right to acquire Common Stock of the Company and the release of claims set forth in Section 1.3, the Company hereby agrees to pay the Participant, on the Effective Time, a lump-sum cash payment equal to five hundred forty-seven thousand six hundred dollars ($547,600), less any applicable local, state, or federal income or employment taxes, or other required withholdings.

1.3           Release.

(a)          Effective as of the Effective Time, the Participant, for the Participant and the Participant’s successors and assigns forever, does hereby unconditionally and irrevocably compromise, settle, remise, acquit, and fully and forever release and discharge the Company and its respective successors, assigns, parents, divisions, subsidiaries, and affiliates, and its present and former officers, directors, employees, and agents (collectively, the “Released Parties”) from any and all claims, counterclaims, set-offs, debts, demands, choses in action, obligations, remedies, suits, damages, and liabilities in connection with any rights to acquire securities of the Company pursuant to the Outstanding Awards and the Award Agreements, and the Common Stock of the Company issuable thereunder (collectively, the “Releaser’s Claims”), whether now known or unknown or suspected or claimed, whether arising under common law, in equity, or under statute, which the Participant or the Participant’s successors or assigns ever had, now have, or in the future may claim to have against the Released Parties and which may have arisen at any time on or prior to the date hereof; provided, however, that this Section 1.3(a) shall not apply to any of the obligations or liabilities of the Released Parties arising under or in connection with this Agreement.

(b)          The Participant covenants and agrees never to commence, voluntarily aid in any way, prosecute, or cause to be commenced or prosecuted against the Released Parties any action or other proceeding based on any of the released Releaser’s Claims which may have arisen at any time on or prior to the date hereof.

1.4           Further Assurances. Each party to this Agreement agrees that it will perform all such further acts and execute and deliver all such further documents as may be reasonably required in connection with the consummation of the transactions contemplated hereby in accordance with the terms of this Agreement.

1.5           Representations and Warranties. The Participant hereby represents and warrants to the Company that the Participant has full power and authority to enter into and perform this Agreement and to carry out the transactions contemplated hereby. This Agreement constitutes the legal, valid, and binding obligation of the Participant, enforceable against the Participant in accordance with its terms. The Participant has read and understood this Agreement and is entering into this Agreement voluntarily. The Participant agrees that this Agreement provides good and valuable consideration for the Participant’s agreements herein.

MISCELLANEOUS

2.1           Parties Bound. The terms, provisions, representations, warranties, covenants, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties to this Agreement and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns.

2.2           Entire Agreement. This Agreement contains the entire understanding of the parties to this Agreement with respect to the subject matter contained in this Agreement and supersedes all prior agreements and understandings among the parties with respect to such subject matter, including, without limitation, the Award Agreements.

2.3           Law Governing. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware, without regard to its principles of conflict of laws.

2.4           Effectiveness. If the Merger is not consummated, this Agreement shall be void and cease to be of further force or effect, with no liability on the part of any party to the other party hereto, and the agreements and obligations of the parties contained in the Award Agreements shall continue to apply in accordance with the applicable Award Agreement’s terms, without giving effect to the terms of this Agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence his consent and approval of all the terms hereof, has duly executed this Agreement as of the date first written above.

RUTHIGEN, INC.

By:	/s/ Hojabr Alimi
Name:	Hojabr Alimi
Title:	CEO

PARTICIPANT

/s/ Hojabr Alimi
Hojabr Alimi

Address:	1356 Gordon Lane
Santa Rosa, CA 95404

EXHIBIT A

Outstanding RSUs

Restricted Stock Unit No.	Date of Grant	Number of Shares underlying the RSUs	Type of Vesting
00009	May 11, 2014	125,000	Time-based vesting
00014	May 11, 2014	24,055	Performance-based vesting

Outstanding Options

Option No.	Date of Grant	Number of Options Granted	Description
00003	May 12, 2014	47,094	ISO
00004	May 12, 2014	112,406	NQSO